EXCHANGE AGREEMENT
                              ------------------

    EXCHANGE AGREEMENT entered into and effective this 20th day of July, 2004, by and between Grupo Industrial NKS, S.A. de C.V. ("NKS") a Mexican company, and North American Liability Group, Inc. ("NOAL"), a Florida corporation.

                                  BACKGROUND
                                  ----------

    The directors and shareholders of NKS have elected to take the company public on the US Exchange, which will allow the company to seek capital in the public sector to restructure the corporate finance including the liabilities to the Federal Treasury Department of Mexico.

    The Common Stock (par value $.001 per share) of NOAL is publicly traded on the NASDAQ Bulletin Board. NOAL was incorporated in the state of Florida on November 13, 1992 and maintains its headquarters at 2929 E. Commercial Blvd., Ft. Lauderdale, FL 33308.

    Subject to all of the terms and conditions set forth in this Agreement, below is the agreement of the parties relative to the consummation of the following transactions:

    a) at the closing of the transactions contemplated herein ("Closing"), the issuance by NOAL of an aggregate of 250,000,000 shares of NOAL common Stock to the shareholders of NKS;

    b) at Closing, the delivery of 30,000,000 shares of NOAL Preferred Stock Class B to Whitehall Trust for further distribution to the appropriate parties to be identified by the shareholders of NKS and NOAL as mutual agreed prior to closing;

    c) at Closing, the delivery to NOAL by the shareholders of NKS of 75% of the issued and outstanding shares of NKS, of whatever class;

    d) Prior to Closing, NOAL shall have effectuated a 1 for 30 reverse split of its common stock, and

    e) The filing by NOAL with the SEC under the 1934 Act of Form 8-K within 15 days of the closing of the transaction, satisfying the requirements thereof and attaching this Agreement as an Exhibit thereto, and (within sixty days thereafter) the filing of an Form 8-K containing in compliance with Regulation S-X the required financial statements of NKS.

       NOW, THEREFORE, in consideration of the agreements, representations, warranties and mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.  Representations and Warranties of NOAL:

    a) Representations of NOAL. NOAL represents, warrants, covenants and agrees as follows, all of which are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date (as defined in herein) with the same force and effect as if then made:


NALG/NKS Stock Exchange Agreement

    b) Corporate. NOAL is a corporation duly organized and existing under Florida law and is in good standing in the State of Florida, NOAL has all requisite power and authority to conduct its business as it is now being conducted and to own or use the properties and assets it purports to own or use;

    c) Authority. The execution and delivery by NOAL of this Agreement and each other agreement or instrument contemplated by this Agreement, the performance by NOAL of its covenants and obligations under this Agreement, and the consummation by NOAL of the transactions contemplated by this Agreement, have been authorized by all necessary corporate action. Assuming due execution and delivery, this Agreement constitutes the valid and legally binding obligation of NOAL and is enforceable in accordance with its terms.

    d) No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement violates any provisions of any of NOAL's organizational documents; violates any statute, ordinance, law, writ, injunction, ruling, regulation, order, judgment or decree of any court or governmental agency or board ("Laws") by which NOAL or any of its assets or properties is bound, which violation could reasonably be agreement ("Contracts") or other instrument or obligation to which NOAL is a party or by which NOAL's assets are encumbered and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial position, results of operations or business of NOAL;

    e) Regarding Financial Statements. All of NOAL's audited financial statements, including, but not limited to, NOAL's audited consolidated balance sheet (including the notes thereto), and the related audited consolidated statement of income, changes in stockholders' equity and cash flow for the two year fiscal period ended December 31, 2003 (the "NOAL Audited Financial Statements"), and all of NOAL's unaudited financial statement for the second quarter ended June 30, 2004 (the "NOAL Unaudited Financial Statements"), fairly present, in all material respects, the financial condition and the results of operations, changed in stockholders' equity and cash flow of NOAL as of the respective dates thereof and for the accounting periods referenced therein, all in accordance with generally accepted accounting principles and practices applied on a consistent basis, and are collectively referred to herein as the "NOAL" Financial Statements.

    f) No Omissions. This Agreement and the information furnished by NOAL, whether set forth in this Agreement or in any filing made by NOAL under the 1934 Act, contains no untrue statement of a material fact



NALG/NKS Stock Exchange Agreement                                         2
       and does not omit to state a material fact necessary to make the statements made not misleading.

2.  Representations and Warranties of NKS:

    a) Representations of NKS. NKS represents, warrants, covenants and agrees as follows, all of which are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date with the same force and effect as if then made:

    b) Corporate. NKS is a corporation duly organized and existing under Mexico law and is in good standing in Mexico. NKS has all requisite power and authority to conduct its business as it is now being conducted and to own or use the properties and assets it purports to own and use, NKS is registered to do business in all jurisdictions where the failure to obtain such registration could reasonably be expected to result in a material adverse effect on the financial position, results of operations or business of NKS. NKS is in compliance with all federal and state regulations applicable to the business conducted by NKS;

    c) Authority. The execution and delivery by NKS of this Agreement and each other agreement or instrument contemplated by this Agreement, the performance by NKS of its covenants and obligations under this Agreement, and the consummation by NKS of the transactions contemplated by this Agreement, have been authorized by all necessary corporate action. Assuming due execution and delivery, the Agreement constitutes the valid and legally binding obligation of NKS and is enforceable in accordance with its terms;

    d) No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement: violates any provision of any of NKS's organizational documents; violates any statute, ordinance, law, writ, injunction, ruling, regulation, order, judgment or decree of any court or governmental agency or board ("Laws") by which NKS or any of its assets or properties is bound, which violation could reasonably be expected to have a material adverse effect on the financial position, results of operations or business of NKS; or, conflicts with, violates or will result in any breach of (or give rise to any right of termination, cancellation, modification, amendment, rescission, refusal to perform or acceleration of any of the terms of, or constitute a default under, or result in the creation of any lien pursuant to the terms of, any note, bond, lease, mortgage, deed of trust, franchise, guaranty, certificate of occupancy, indenture, license, permit, contract or agreement ("Contracts") or other instrument or obligation to which NKS is a party or by which NKS's assets are encumbered and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial position, results of operations or business of NKS;

    e) Regarding Financial Statements. All of NKS's audited financial statements, including NKS's opening audited balance sheet (including



NALG/NKS Stock Exchange Agreement                                         3
       the notes thereto) (the "NKS Opening Audited Financial Statements"), fairly present, in all material respects, the financial condition of NKS as of the date thereof, in accordance with generally accepted accounting principles and practices, and is referred to herein as the "NKS Opening Financial Statements".

    f) Title to Assets. NKS holds good and marketable title to the Assets, and with respect to the real property, free and clear of restrictions, with the exception of those liens and encumbrances listed in NKS's audited financial statements, said Assets are free and clear of liens, pledges, charges, or encumbrances. The property on which NKS is located is held under an "Option to Purchase Agreement".

    g) No Omissions. This Agreement and the information furnished by NKS, whether set forth in this Agreement or in any document, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made not misleading.

    h) Conduct of the Business. Other than as contemplated by this Agreement, each of NKS and NOAL covenants and agrees that, from and after the date hereof and until Closing, neither will conduct its business, or introduce any material change in its business practices or the accounting methods in respect of its business, except in a manner consistent with prior practices; provided, however, that nothing contained herein shall prevent NKS from acquiring additional businesses in any manner satisfying the business judgment of NKS.


    i) Books and Records. Fail to maintain its books and records in accordance with sound business practices, on a basis consistent with prior practice; and make any announcement or submit any filing(s) to the SEC without having received the approval of the other party hereto.


3.  Closing Date.

    Provided all conditions precedent have been satisfied, closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the principal office of NOAL not more than sixty (60) days from the date hereof (the "Closing Date"), or on such other date and at such other time and place as is agreed to by the parties. Absent written confirmation to the contrary, this Agreement shall automatically terminate in the event that all conditions precedent have not been satisfied prior to the Closing Date.

4.  Conditions Precedent to the Obligation of NKS to Close.

    The obligation of NKS and of each NKS member to close and consummate the transactions contemplated by this Agreement, is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by NKS and by each NKS member, and NOAL agrees to use commercially reasonable efforts to satisfy each of the following conditions precedent at or prior to Closing;

    a) Representations and Warranties. The representations and warranties made by NOAL shall be true and correct as of the Closing Date with the same force and effect as if then made. On the Closing Date, NOAL shall deliver to NKS a certificate dated the Closing Date to such effect;


NALG/NKS Stock Exchange Agreement                                         4

    b) Compliance with Covenants. All of the covenants and obligations required to be performed by NOAL or with which NOAL is to comply at or prior to Closing, must have been duly performed and complied with in all material respects;

    c) Other Certificates. NKS shall have received such other certificates, instruments and other documents, in form and substance satisfactory to NKS and its counsel, as NKS shall have reasonably requested in connection with the consummation of the transactions contemplated hereby;

    d) NOAL Capitalization. NOAL shall have approved a reverse split of its common stock at a ratio of 1 share for each 30 shares previously issued. The total number of issued and outstanding shares of Common Stock and Preferred Stock, of whatever Class, of NOAL shall not exceed 60,000,000; and

    e) Approval of NOAL Financial Statements. Within ten (10) days of the receipt by NKS of the NOAL Financial Statements, NKS shall have approved the NOAL Financial Statements. NKS shall have also, within the same time frame, approved all other documents or submissions delivered to NKS by NOAL pursuant to this Agreement. Any Financial Statement, document or submission not disapproved within such ten
       (10) day period by NKS shall be deemed to have been approved. Any basis for disapproval shall be explicitly stated by NKS.

5.  Conditions Precedent to the Obligation of NOAL to Close.

    The obligation of NOAL to close is subject to satisfaction of the following conditions precedent, any one of which may be waived by NOAL in its sole discretion, and, as to each of which, NOAL agrees to use commercially reasonable efforts to satisfy at or prior to Closing:

    a) Approval of NKS Financial Statements. Within ten (10) days of the receipt by NOAL of the NKS Financial Statements, NOAL shall have approved the NKS Financial Statements. NOAL shall have also, within the same time frame, approved all other documents or submissions delivered to NOAL by NKS pursuant to this Agreement. Any financial Statement, document or submission not disapproved within such ten (10) day period by NOAL shall be deemed to have been approved. Any basis for disapproval shall be explicitly stated by NOAL;

    b) Approval by NKS Shareholders. This Agreement and the obligations, representations and warranties of the NKS shareholders described herein shall have been duly adopted or ratified by the NKS shareholders pursuant to valid and legally binding member action; and NOAL shall be provided with a copy of action duly adopted by the NKS shareholders and certified by the Managing Member of NKS;

    c) Representations and Warranties. The representations and warranties made by NKS herein shall be correct as of the Closing Date with the



NALG/NKS Stock Exchange Agreement                                         5
       same force and effect as if then made, and NKS shall deliver to NOAL a certificate dated the Closing Date to such effect; and

    d) Opinion of Counsel of NKS. At the closing, there will be delivered to NOAL a signed opinion from counsel for NKS, reasonably satisfactory to NOAL's counsel that:

      (1) NKS is a corporation validly existing in good standing under the laws of Mexico

      (2) This Agreement when executed and delivered by NKS will be a valid and binding obligation of NKS, enforceable against them in accordance with its terms, subject as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies.

      (3) The execution, delivery and performance of this Agreement by NKS, do not, and will not, with or without the giving of notice or the lapse of time, or both: (A) result in a material beach of or conflict with any of the terms or provisions of, or constitute a material default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of NOAL pursuant to any material note, contract, lease, commitment or other agreement or instrument to which he is a party or by which NKS or any of its properties or assets are or may be bound or affected, to the best of its knowledge; (B) violate in any material way any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Seller or any of its properties or business, to the best of counsel's knowledge; or (C) violate any permit, certification, registration, approval, consent or license applicable to the business or properties of NKS, to the best of its knowledge.


      (4) That to counsel's knowledge: (i) all written contracts with NKS's vendors and suppliers, are in full force and effect, in good standing and have not been breached by any party, and (ii) there are no pending or threatened lawsuits, enforcement proceedings or legal actions against NKS.

      (5) NOAL has good and valid title to all of its assets.

      (6) The performance of this Agreement by NKS does not violate any of the laws in the country of Mexico or any other state, municipality or other governmental law, rule or regulation.

6.  Procedures at Closing.

    Provided all conditions precedent to Closing have been satisfied or waived, at Closing each party shall execute and deliver such other instruments, certificates, authorizations, releases, resolutions and documents as may be necessary to effect the



NALG/NKS Stock Exchange Agreement                                         8
transactions described in or as is otherwise required by this Agreement and the following shall occur:

    a) Issuance of NOAL Common Stock. NOAL shall issue and deliver to the NKS shareholders an aggregate of 250,000,000 shares of unregistered NOAL common stock, fully paid and non-assessable, to be distributed among the NKS shareholders as the latter shall determine. Such issuance shall constitute an exempt transaction pursuant to Section 4(2) of the 1933 Act and such exemption shall be appropriately documented. The shares shall be appropriately legended and stop transfer instructions shall be issued to the Transfer Agent for NOAL Common Stock.


    b) Transfer of NOAL Preferred Stock Class B. NOAL shall deliver to Whitehall Trust the number of 30,000,000 shares of NOAL Preferred Stock Class B free and clear of all liens and encumbrances of any kind, to be distributed to the appropriate parties identified by shareholders of NKS and NOAL as mutual agreed prior to closing.

    c) Transfer of NKS Ownership to NOAL. Simultaneously with the issuance and delivery of the NOAL Common Stock described in Paragraph 6(a) above, each NKS shareholders will assign and transfer to NOAL all of such NKS member's right, title and interest in and to all of the member's interest in NKS owned by such member. To do so, each NKS member will deliver to NOAL its certificate representing all of the NKS interest owned by such NKS member, such certificate to be duly endorsed in blank or accompanied by an irrevocable stock power and assignment separate from certificate and endorsed in blank.

7.  Procedures after Closing.

    Following closing, each of NKS and NOAL shall, from time-to-time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other action as shall be necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated by this Agreement.

8.  Survival of Representations; Indemnification.

    a) The representations and warranties set forth in Paragraph 1(a) and (b) of this Agreement shall survive the Closing but shall terminate and be of no further force and effect on the first anniversary of the Closing Date. Unless a specific period is set forth herein (in which event such specified period shall control), all other covenants and agreements contained in this Agreement shall survive the Closing and remain in effect until waived or otherwise fulfilled,

    b) Indemnifiable Losses. The term "Indemnifiable Losses" shall mean any and all liabilities, obligations, claims, actions, damages, civil and criminal penalties and fines, out-of-pocket costs and expenses (including any reasonable attorneys' and other professional fees), relating to, resulting from or arising out of any breach of any representation, warranty,



NALG/NKS Stock Exchange Agreement                                         7
       covenant, agreement or undertaking by the indemnifying party and contained in this Agreement.

    c) Indemnification by NOAL and NKS. On the terms and subject to the limitations (if any) set forth in this Agreement, NOAL shall indemnify, defend and hold harmless NKS and its shareholders, and each of the past, present and future directors, officers and employees of NKS, and NKS and its shareholders shall indemnify, defend and hold harmless NOAL and its shareholders, and each of its past, present and future directors, officers and employees of NOAL, from and against any and all Indemnifiable Losses relating to, resulting from or arising out of any breach of any representation, warranty, covenant, agreement or undertaking by either such party set forth in this Agreement.

    d) Indemnification Procedure. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification
       (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting there from provided that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party or its ability to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the


NALG/NKS Stock Exchange Agreement                                         8
       event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or arrange to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section and the records of each shall be available to the other with respect to such defense.

    e) Legend. All shares of NOAL Common Stock to be issued to the NKS shareholders, shall bear a legend in substantially the form set forth below:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, assigned, made subject to a security interest, mortgaged, pledged, hypothecated or otherwise disposed of unless and until registered under the Act or an opinion of counsel for Company is received that registration is not required under such Act."

9.  Governing Law, Jurisdiction and Venue, Waiver of Right to Trial by Jury.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issued related to this Agreement, the parties irrevocably waive their right to a trial by jury. Jurisdiction and venue for any such action shall be the State Courts of Florida, USA. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees at trial and all appellate levels.

10. Binding Effect; No Assignment.

    This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns. This Agreement and the Exhibits attached hereto together constitute the entire agreement of the parties with respect to the subject matter of this Agreement and the Exhibits attached hereto and supersedes all prior agreements and understandings relating hereto and thereto. Notwithstanding anything to the contrary, no party may transfer or assign any of its rights or obligations under this Agreement without the prior written consent of all other parties, which they may withhold in their sole discretion.

11. Notices.

    Any notice, communication, request, reply, or advice (hereinafter severally and collectively called "notice") in this Agreement provided or permitted to be given, made, or accepted by either party to the other must be in writing and shall be given or be served by telex, telecopy, facsimile, registered, certified or other form of mail requiring a return receipt, addressed to the party to be notified, postage prepaid, or by reputable overnight delivery service, or by delivering the same in person to such party and obtaining a receipt for such delivery. Notice deposited in the mail in the manner herein above



NALG/NKS Stock Exchange Agreement                                         9
described hall be deemed received on the earliest of the fifth day after day after deposit in the mail or upon receipt, whichever is earlier. Notice sent by reputable overnight courier shall be deemed received on the next day after sending. Notices given by hand delivery shall be deemed received when delivered. Notices may also be sent by facsimile transmission with the electronic confirmation, and shall be deemed received on the date sent or the first business day thereafter, if sent after normal business hours or on a non-business day, provided that the sender requests and the receiver send a return confirmation by facsimile transmission or by mail.

    For purposes of notice, the address and facsimile numbers of the parties shall, until notice of any change is provided, be as follows:


To NOAL				Bradley Wilson
                                2929 E. Commercial Blvd.
                                Ft. Lauderdale, FL  33308

With a copy to:			Eric P. Littman/Ben Grocock
                                7695 S.W. 104 Street
                                Suite 210
                                Miami, FL 33156
                                Fax:  (305)668-0003

As to NKS:                      David Gomez Arnau
                                Calle 7 No. 97
                                Col. San Pedro de los Pinos
                                C.P. 03800 Mexico D.F.
                                Fax: ++52 55 52737263

12. Further Assurances.

    Each of the parties to this Agreement shall use such party's commercially reasonable efforts to take such actions as may be necessary or reasonably requested by the other parties to this Agreement to carry out and consummate the transactions contemplated by this Agreement.

13. Expenses.

    Each of the parties to this Agreement shall bear such party's own expenses and attorneys' fees in connection with the negotiation and preparation of this Agreement and the transactions contemplated by this Agreement. This provision shall not operate to limit any damages due to breach by another party.

14. Counterparts.

    This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument.

15. Taxation.

    All tax duties for the shareholders of NKS in connection with the transactions contemplated by this Agreement shall be covered by the shares under the same terms and conditions as received by NKS shareholders in this exchange.


NALG/NKS Stock Exchange Agreement                                         10

16. Headings.

    The headings preceding the test of the paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

17. Amendments, Waivers.

    Any changes, amendments, waivers or additions to this Agreement, must be made in writing by the parties to this Agreement in order to be effective. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision strictly in accordance with its terms. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

18. Invalidity.

    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties to this Agreement with any such modification to become a part hereof and treated as though originally set forth in this Agreement.


19. Interpretation.

    No provision of this Agreement shall be construed against a party because such party of its attorney may have been the draftsman thereof.

    This agreement shall be held confidential up to the execution and deployment of final closing documents.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first written above.

Grupo Industrial NKS, S.A. C.V.		North American Liability Group, INC.



By:/S/  Pedro Arizpe Carreon            By:/S/  Bradley Wilson
   -------------------------------         --------------------------
   Pedro Arizpe Carreon, President         Bradley Wilson, President



  /S/
  -------------------------------
	Witness








NALG/NKS Stock Exchange Agreement                                         11


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